UNITED STATES SECURITIES AND
EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 22, 2003

ALTUS EXPLORATIONS INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

333-81512
(Commission File Number)

98-0361119
(IRS Employer Identification No.)

Suite 100 - 8900 Germantown Road, Olive Branch, Mississippi 38654
(Address of principal executive offices and Zip Code)

662.893.7376
(Registrant's telephone number, including area code)

1208 - 1030 West Georgia Street, Vancouver, British Columbia V6E 2Y3, Canada
(Former name or former address, if changed since last report)

Item 5. Other Events and Regulation FD Disclosure.

On November 22, 2003, our Board of Directors' appointed Messrs. Bassam Nastat and Don Sytsma as directors of our company. In addition, Mr. Sytsma was also appointed as our Chief Financial Officer and Treasurer.

Since 2000, Mr. Nastat has been the vice-president of project development and finance of CodeAmerica Investments, LLC., Olive Branch. Mr. Nastat works with CodeAmerica Investments to liaise with their investor base and develops financing strategies to take advantage of exploration opportunities in Texas, Wyoming and Alaska. Mr. Nastat also prepares and presents proposals to industry partners and private investor for development of oil and gas properties.

From 1997 to 2000, Mr. Nastat was a financial consultant in the Private Client Group of Merril Lynch, Toronto, Ontario. From 1996 to 1997, Mr. Nastat worked in the International Settlements Department of Midland Walwyn (currently, Merril Lynch) in Toronto, Ontario. Mr. Nastat was responsible for reconciliation of the Midland Walwyn's US and European transactions that were cleared through the firm's International Settlement Department.

From 1995 to 2003, Mr. Sytsma has provided business and financial consulting services to domestic and international energy clients. In this capacity Mr. Sytsma has held the several positions with companies in the natural gas industry, namely, as president of DLS Energy Associates, LLC; vice-president of R.J. Rudden Associates, Inc.; principal of H&H Energy Consultants and as a director of Harrington & Hrehor Energy Consulting Group.

Our Board of Directors now consists of Messrs. Milton Cox, Andrew Stewart, Michael Twyman, Bassam Nastat and Don Sytsma.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALTUS EXPLORATIONS INC.

/s/ Andrew Stewart
Andrew Stewart, Director

Date: January 12, 2004